Exhibit 23(ii).4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Internet Commerce Corporation of our report, dated April 14, 2000, appearing in the current report on Form 8-K of Internet Commerce Corporation as filed with the Commission on August 11, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, Georgia
November 29, 2000